[S1 LOGO]

                S1, INC ENTERPRISE LICENSE AND SERVICES AGREEMENT

                    PREPARED FOR: 1ST COLONIAL NATIONAL BANK
                    ----------------------------------------
                              $ 109mm TOTAL ASSETS

                                                                      Contract #

This S1, Inc. Enterprise License and Services Agreement including the incorporated Schedules ("Agreement") is effective the 16th day of October, 2003 ("Effective Date"), and is made by and between S1, Inc. (including its subsidiaries and affiliates), a Kentucky corporation, having a place of business at 3500 Lenox Road N.E., Suite 200, Atlanta, GA 30326 USA, ("Licensor"), and 1st Colonial National Bank, a federally chartered financial institution with offices at 1040 Haddon Ave., Collingswood, NJ 08108 ("Licensee") , on behalf of itself and its affiliates ("Affiliates") listed in Schedule C ("Licensee" or "Client"). In consideration of the mutual covenants made and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Licensor and Licensee hereby agree to the terms hereof.

The Agreement includes the following Schedules:

Schedule A:     S1 License and Services Terms
Schedule B:     Licensed Products, Professional Services, Maintenance/Support, and Fees
Schedule C:     Licensee Affiliates, Designated Locations
Schedule D:     Intentionally Omitted
Schedule E:     Intentionally Omitted
Schedule F:     Customer Center Terms and Conditions

NOTICES: All legal notices under this Agreement shall be deemed sufficiently given if delivered in person or when sent via internationally recognized air courier, fees pre-paid by sender, with a copy via facsimile, to the addresses below. Notices shall be deemed given at presentment, if in person, and three (3) business days after deposited with the courier.

FOR S1:                                     FOR LICENSEE:
S1, Inc.                                    1st Colonial National Bank
3500 Lenox Road, Suite 200                  1040 Haddon Ave.,
Atlanta, Georgia 30326 USA                  Collingswood, NJ 08108
Attn: General Counsel                       Attn: Irene Clark
cc: Legal Department                        cc:

                                            BILLING ADDRESS:
                                            1st Colonial National Bank
                                            1040 Haddon Ave.,
                                            Collingswood, NJ 08108
                                            Attn:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

                     SCHEDULE A - LICENSE AND SERVICE TERMS

S1, INC.                                    LICENSEE

By:    /s/  Jace Day                        By:    /s/ James E. Strangfeld
   --------------------------------             -----------------------------

Name:  Jace Day                             Name:  James E. Strangfeld

Title: General Manager                      Title: Executive Vice President

Date:  November 26, 2003                    Date:  November 26, 2003

THIS LICENSE AND SERVICES AGREEMENT CONSTITUTES AN OFFER BY LICENSEE UNTIL EXECUTED BY AN AUTHORIZED S1 REPRESENTATIVE

                     SCHEDULE A - LICENSE AND SERVICE TERMS

GENERALLY. The Licensee has, in executing the Agreement, agreed to "License and Service Terms" (Schedule A); obtain certain "Hosting Services (Schedule A-1) and "Professional Services (Schedule A-2); Fees Schedule (Schedule B); Licensee Affiliates and Designated Locations (Schedule C) Customer Center Terms and Conditions (Schedule "F"). Together, these Schedules (together with referenced sub-schedules and Work Orders) constitute a single, integrated Agreement.

1.       DEFINITIONS

1.1      CUSTOMER. A party to whom Licensee provides products and services.

1.2 DELIVERABLES. Work product developed for Licensee hereunder and owned by Licensor. Unless agreed in writing otherwise by the parties, Licensee's use of any Deliverable is subject to the license restrictions set forth in Section 2 of this Agreement.

1.3 DESIGNATED LOCATION(S). Installation site(s) set forth on SCHEDULE C where Licensee uses the Licensed Products. If the Designated Location is owned or controlled by a third party, Licensee shall ensure that the third party is bound by the terms of this Agreement, uses the Licensed Products only for the benefit of the Licensee as authorized under this Agreement, and assumes full responsibility for any violations of the terms and conditions of this Agreement committed or caused by such third party. Further, in such event, Licensee releases Licensor from liability for any failure of Licensor to perform its obligations hereunder that is caused by any act or failure to act of such third party.

1.4 LICENSED PRODUCTS. Licensed Products include Licensed Programs, Third Party Software, and Documentation (including documentation for Education Services). "Licensed Programs" include Licensor's software modules including Updates, but exclude Third Party Software. "Documentation" refers to the on-line and printed materials provided to Licensee by Licensor related to the Licensed Products and Third Party Services and may be identified as User Documentation and/or Reference Documentation. "Third Party Software" includes software programs and related documentation owned or developed by a third party that Licensor has the right and authority to sublicense and are sublicensed to Licensee as described herein solely for Licensee's internal use in connection with the Licensed Programs, and subject to the applicable additional terms and conditions, if any, as set forth in SCHEDULE D. The terms and conditions of SCHEDULE D shall supersede and control any conflicting provisions elsewhere in this Agreement.

1.5 UPDATES. Licensed Product releases that Licensor provides generally to its licensees that have paid the applicable support fees for the relevant period. Updates exclude software programs Licensor designates as new products. A "Major Release" has substantial architectural changes and/or significant new functionality. A "Minor Release" has minimal architectural changes and/or minimal new functionality.

1.6 SERVICES. Subject to payment of the applicable fees, Services that may be provided by Licensor, or by a third party designated by Licensor, include: 1) Professional Services, i.e. standard implementation services and/or non-standard professional services related to enabling the operation of the Licensed Programs or Deliverables, provided at Licensor's then current rates and as may be outlined in a written work order executed by the parties ("Work Order"), 2) Education Services as set forth herein or otherwise agreed upon by the parties and as may be outlined in a Work Order, 3) Support Services as described in Section 7 below, and 4) Hosting Services, if applicable, as described in SCHEDULE A-1. Additional terms and conditions applicable to Licensor's performance of the Services described above are set forth in SCHEDULE A-2.

2.       GRANT OF LICENSE

2.1 SCOPE OF LICENSE. (A) If Licensee has paid a License Fee for the Licensed Products and subject to the terms and conditions of this Agreement, Licensor grants Licensee for itself and on behalf of its Affiliates, a non-exclusive, non-transferable (except as otherwise provided in this Agreement) license (in object code or executable code form only) to use, publicly perform and display the Licensed Products and listed on SCHEDULE B, solely for Licensee's internal use at the Designated Location(s). Licensee may change Designated Location(s), subject to Licensor's prior approval, which shall not be unreasonably withheld.

         (B) Notwithstanding anything to the contrary in this Section 2, for those Licensed Products listed on SCHEDULE B which are hosted in the Licensor's data center and for which Licensee has not paid a License Fee, subject to the terms and conditions of this Agreement, Licensor grants to Licensee for itself and on behalf of its Affiliates a non-transferable, non-exclusive license to access and use (and to permit Customers to access and use) the Licensed Products solely as hosted in the Licensor's data center and solely for Licensee's internal use (and Customers' personal use). Licensee shall have no right to obtain a copy of the software code for the Licensed Products in any form.

         (C) Licensee may distribute relevant non-confidential portions of the User Documentation to Customers. Upon addition of software programs by written amendment to this Agreement, such new products shall be deemed Licensed Products. If Licensee or an Affiliate acquires another entity, such entity's use of Licensed Products and any Deliverable is subject to written amendment of this Agreement and payment of applicable Fees. Licensee will reproduce and include, without alteration, any proprietary notices that shall be linked with customized screens as required by Licensor, including those displayed in an "About" page or the equivalent thereof. Licensee acknowledges that the branding of the Licensed Program screens does not create in Licensee any right, title or interest in or to such screens. Licensor reserves all rights in the Licensed Products not expressly granted to Licensee in this Agreement.

2.2 PROHIBITED ACTIONS. Licensee will not, and will not permit any third party to: (i) distribute, license or otherwise transfer the Licensed Products; (ii) use, rent or lease the Licensed Products to provide or allow the provision of services for third parties who are not Customers; (iii) modify or create derivative works of the Licensed Products. Licensee will not export or re-export the Licensed Products outside the country of initial installation except as authorized by this Agreement and applicable regulations.

2.3 LICENSED PROGRAMS DATA INTERFACE(S). Licensor will provide a standard interface ("Interface") between the Licensed Programs and Licensee's related third party data processing system(s) ("Licensee System(s)") in accordance with this Section 2.3. All Interfaces licensed hereunder are identified on SCHEDULE B. Licensee is responsible, at Licensee's sole expense, for providing to Licensor all Licensee System technical specifications and documentation, subject to third party confidentiality requirements, necessary to enable Licensor to develop and support the Interfaces. Subject to Licensee's payment of the applicable support fees, in the event that Licensee is required by a Licensee System vendor to upgrade a Licensee System to the vendor's most recent commercially available release, Licensor shall, upon written notification from Licensee, determine in Licensor's sole discretion, whether such upgrade to the Licensee System materially affects the performance of the Licensed Programs and the timeline for implementation of any modifications to the Interface. Any other changes to the Interface(s) or custom interface development requested by Licensee are at Licensor's sole option and subject to a Work Order and any applicable services, license, support or other fees set forth therein. Licensee must provide commercially reasonable notice, but in no event less than thirty (30) days, to Licensor of any requested changes to the Interface.

2.4 CUSTOMIZATION. Licensor may, in its sole discretion, provide customization to the Licensed Programs, at the request of Licensee. Customization to the Licensed Programs will be outlined in a Work Order and will be subject to applicable license and support fees.

3.       PROPRIETARY RIGHTS

3.1 INTELLECTUAL PROPERTY RIGHTS. The Licensed Products include patents, copyrights, software rights and database rights and trade secrets of Licensor and its suppliers. The license granted does not give Licensee any right, title or interest therein other than the license expressly granted. Except as authorized by law, Licensee shall not, and shall not permit any third party to, disassemble, decompile or reverse engineer the Licensed Products. Licensee shall not remove, obliterate, and/or alter (via any means) the content or presentation of any proprietary notice except as authorized by this Agreement. Licensor will retain ownership of its proprietary information and data.

3.2 INFRINGEMENT. Licensee will promptly notify Licensor if Licensee learns of a violation of any Licensor intellectual property right. Licensor may, but will not be obligated to, prosecute such violation at its expense and to retain the full amount of any sums recovered as damages. Licensee will provide Licensor with reasonable cooperation in any such action at Licensor's expense.

4. IMPLEMENTATION SERVICES. If applicable, implementation services shall be provided by Licensor or Licensor's designee and outlined in a Work Order. In that event, Licensee shall designate one or more technical representatives to be available during implementation of the Licensed Products.

5. EDUCATION SERVICES. Licensor shall provide Licensor's standard Education Services for the Licensed Programs, as further described in SCHEDULE B, subject to payment of the applicable fees as set forth in SCHEDULE B. The standard Educational Services are provided via WebEx and will include ten hours of training. Any non-standard Education Services, including on-site visits by Licensor personnel, shall be subject to additional fees and agreed to by the parties and outlined in a Work Order, Schedule or amendment hereto.

6. THIRD PARTY SERVICES. Subject to Licensee's payment of the applicable fees, Licensee may use the Licensed Programs in combination with the "Third Party Services" purchased by Licensee on a pass-through basis through Licensor as described herein. If Licensee opts to purchase Third Party Services, such fees shall be set forth in SCHEDULE B and Licensor may pass through to Licensee any increases, additions to or modifications in the fees charged to Licensor for such services. Licensee shall be responsible for all telecommunication line charges related to Licensee's use of the Third Party Services. All Third Party Services provided by S1 hereunder shall be provided in substantial conformance in all material respects with the applicable Documentation and applicable state and federal regulation. Licensee may use the Licensed Products for the purpose of supporting internet-based bill payment services and/or bill presentment services in conjunction with third-party providers with whom Licensor has a current Interface. Internet-based Account Aggregation Services are available subject to the additional terms set forth in SCHEDULE E.

7. SUPPORT SERVICES. Subject to Licensee's payment of the applicable Annual Support Fees, Licensor shall provide Support Services in accordance with this Section 7. Licensor's support obligations are further described in the Support Guide, as amended by Licensor from time to time. If Licensor amends its Support Guide in such a manner as to render the Support Services commercially useless, Licensee will provide written notice to Licensor detailing how the amendment to the Support Guide has rendered the Support Services commercially useless. In order for the Support Services to be deemed commercially useless, Licensor will have to have received similar notices from a majority of its licensees receiving Support Services that such Support Services have been rendered commercially useless as a result of the amendment to the Support Services Guide. If Licensor has also received similar notices from licensees concerning the commercial uselessness of its Support Services that resulted from an amendment of the Support Guide, Licensee may terminate the Support Services upon ninety (90) days written notice. If Licensee provides such notice of termination as set forth in the preceding sentence, Licensee understands such termination will be ineffective if Licensor has not received similar notices concerning the uselessness of its Support Services from a majority of its licensees using such Support Services, and Licensor will provide Licensee notice that its termination is ineffective. Licensor shall use reasonable diligence to correct verifiable and reproducible failures of the Licensed Programs to substantially conform in all material respects to the applicable documentation ("Errors"). Licensor has no obligation for Errors resulting from Licensee's misuse, damage, or combination of the Licensed Programs with any hardware or software not supplied or expressly identified as compatible by Licensor. Licensor's Support Services with regard to any Third Party Software are further described in the applicable Documentation. Licensee shall also be eligible to receive Updates as they are released by Licensor generally to its other licensees. Licensee must maintain a "Current Version" of the Licensed Programs and be current in its payments of applicable support fees to be eligible for Support Services. A Current Version is defined as the most current generally available release of the Licensed Program and the immediately preceding release. If the current release is a Major Release, Licensor will provide Support Services for the immediately preceding release for twelve (12) months from the date the current release is generally available. If the current release is a Minor Release, Licensor will provide Support Services for the immediately preceding release for (six) 6 months from the date the current release is generally available. Subject to the payment of applicable support fees, for the S1 IBS, Cash Management System and S1 Voice Banking System, Major and Minor Releases will not require Licensee to pay additional license fees; however, such Major and Minor Releases may require Licensee to pay additional implementation fees.

8. SOURCE CODE ESCROW. Licensor has entered into a software source code escrow agreement whereby Licensor is obligated to provide the escrow agent with a copy of the current version of the source code for the Licensed Programs (the "Source Code"). Upon the occurrence of certain events as described in such escrow agreement, Licensee may request the escrow agent to release to Licensee a copy of the Source Code. Licensee shall have upon such delivery without the necessity of further action a paid-up, non-exclusive, non-transferable license to use the Source Code solely for the purpose of maintaining the Licensed Programs' functionality as of the time Licensee receives such Source Code. Licensee's license to the Source Code shall be governed by the terms of this Agreement. The Source Code is Confidential Information as defined in Section 15 in this Agreement.

9. PAYMENTS. Invoices are due and payable upon receipt. License fees and other related fees are outlined in SCHEDULE B and are non-refundable. Licensee will pay all Service fees, and related travel and other reasonable out-of-pocket expenses incurred by Licensor; provided, however, that upon Licensee's written request, Licensor shall substantiate all such expenses by providing receipts for such expenses. Travel and other reasonable out-of-pocket expenses is not intended to include travel and related expenses to Licensor's site. Fees for products and services not listed in SCHEDULE B are at S1's standard rates or as otherwise set forth in an applicable Schedule or Work Order. Fees and expenses are exclusive of Federal, state or local, import, usage, value-added, withholding or other governmental taxes, duties, fees, excises or tariffs ("taxes"). Licensee is responsible for and will reimburse Licensor for all such taxes. Amounts not paid within 30 days of receipt are subject to an additional fee of 1.5% per month or the maximum allowed under applicable law. All invoices are designated and payment is due in US Dollars.

10. RECORD KEEPING AND AUDIT RIGHTS. During the term of the Agreement and for three years after any termination, Licensee's business records relating strictly to Licensee's use of the Licensed Products which will be used to calculate fees due Licensor may be examined on reasonable notice during normal business hours by Licensor. Licensee will immediately reimburse Licensor for any delinquent fees and late fees. If Licensee's payments are less than 95% of the fees due as determined by the audit, the cost of the audit shall be borne by Licensee. Such examinations shall not be conducted more than once in any calendar year.

11.      INTELLECTUAL PROPERTY CLAIMS

11.1 Licensor will defend Licensee against a claim that the Licensed Products infringe a patent or copyright enforceable in the United States and owned by an unaffiliated third party, and pay any judgment or settlement relating to such claim. Licensor shall have no obligation to Licensee to the extent such claim is caused by Licensee's (i) modification of the Licensed Products, (ii) failure to use the Current Version or other corrections or enhancements made available to Licensee, (iii) use of the Licensed Products in combination with any product or information not supplied by Licensor if such infringement would have been avoided by using the Licensed Products alone or (iv) requirements for modification or customization of the Licensed Products as implemented by Licensor.

11.2 If an injunction is issued against the use of the Licensed Product by Licensee due to a covered infringement, or if in Licensor's judgment any Licensed Product is likely to become the subject of a successful claim of infringement, Licensor may at its option and expense: (i) procure for Licensee the right to use the Licensed Product as provided in this Agreement, (ii) replace or modify the Licensed Product so it becomes non-infringing, or if options (i) and (ii) are not available despite Licensor's commercially reasonable efforts, (iii) terminate the licenses granted hereunder, accept the return of all copies of the Licensed Product in Licensee's possession and refund to Licensee an amount equal to the depreciated License Fee paid by Licensee calculated over a three year life. The remedies under this Section 11 are Licensee's sole and exclusive remedy in the event of any infringement of third party rights by the Licensed Product or other materials or services furnished by Licensor or the use thereof by Licensee or Customers.

11.3 The foregoing obligations are subject to Licensee (i) giving Licensor prompt written notice of any claim for which defense is sought; (ii) giving Licensor sole control and conduct of the defense of the claim; and (iii) fully cooperating in the defense or settlement of any such claim.

12.      TERMINATION

12.1 TERMINATION FOR CAUSE. Upon written notice, either party may terminate this Agreement or a Schedule if the other party materially breaches this Agreement or the Schedule and has not cured that breach within 30 days after receipt of notice thereof. In the event that the Licensed Products are completely non-operational for a period of seven (7) consecutive days and such malfunction is solely due to Licensor's fault, Licensee may terminate this Agreement upon five (5) business day's notice. In the event of termination pursuant to this section, all payments for Services rendered shall become immediately due and payable.

12.2 GENERAL OBLIGATIONS. On Agreement termination, Licensee shall discontinue use of the Licensed Products and return all Licensed Products and any and all other Confidential Information to Licensor, or, at Licensor's option, destroy such materials, including all copies or partial copies thereof.

12.3 TERMINATION OF SUPPORT. Either party may terminate support services after the initial support term listed in SCHEDULE B by providing written notice ninety (90) days prior to an anniversary date of the support term.

13.      WARRANTIES AND DISCLAIMER

13.1 Licensor warrants the Licensed Products to Licensee for period of ninety (90) days from: (i) the date of installation as determined by Licensor and as further explained in the Statement of Work or Project Milestones set forth in applicable Work Orders for Licensed Products that have a related Work Order; (ii) delivery when there is no applicable Work Order related to the Licensed Products; and (iii) the date the revised production build is made available to Licensee for Customer Center, the Licensed Products will perform in substantial conformance in all material respects with the applicable Documentation. Licensee's remedies in the event of a warranty claim, are that Licensor will: 1) use reasonable commercial efforts to repair or replace the affected portion of the Licensed Products, 2) provide a work around solution that is substantially similar in all material functional respects to the Licensed Products or 3) provide replacement Licensed Products.

13.2 Licensee represents and warrants that it has the corporate power and authority to bind each Affiliate to the terms and conditions of this Agreement. Licensee shall be jointly and severally liable for the liabilities of any Affiliate arising under or related to this Agreement.

13.3 WARRANTY DISCLAIMER. EXCEPT FOR THE EXPRESS WARRANTIES IN THIS SECTION 13, LICENSOR EXPRESSLY DISCLAIMS, AND LICENSEE WAIVES, ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS. LICENSOR DOES NOT WARRANT THAT THE LICENSED PRODUCTS WILL MEET LICENSEE OR CUSTOMER REQUIREMENTS, THAT USE THEREOF WILL BE UNINTERRUPTED OR ERROR-FREE, OR THAT ALL PROGRAM ERRORS WILL BE CORRECTED.

14.      LIMITATION OF LIABILITY

14.1 LIMITATIONS AND EXCLUSIONS. NEITHER LICENSOR NOR ITS THIRD PARTY SUPPLIERS WILL BE LIABLE TO LICENSEE OR ANY OTHER PARTY FOR ANY INCIDENTAL, INDIRECT, CONSEQUENTIAL, SPECIAL, PUNITIVE, OR EXEMPLARY DAMAGES OF ANY KIND (INCLUDING LOST REVENUES OR PROFITS, LOSS OF BUSINESS OR LOSS OF DATA OR ITS USE), WHETHER IN CONTRACT, TORT OR OTHERWISE, AND REGARDLESS OF WHETHER SUCH PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. In addition, neither Licensor nor its third party suppliers will be liable for (i) any damages or expenses incurred by Licensee to the extent caused by Licensee's negligence or willful act or omission, or (ii) processing or other errors or delays due to inaccurate or incomplete information provided to Licensor or Licensor's suppliers.

14.2 MAXIMUM LIABILITY. EXCEPT FOR DIRECT DAMAGES ARISING OUT CLAIMS OF LICENSOR'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, BREACH OF CONFIDENTIALITY, PERSONAL INJURY OR DEATH, OR DAMAGE TO REAL OR TANGIBLE PERSONAL PROPERTY, LICENSOR'S TOTAL LIABILITY, WHETHER IN CONTRACT, TORT OR OTHERWISE, WILL NOT EXCEED THE TOTAL FEES ACTUALLY PAID TO LICENSOR UNDER THIS AGREEMENT WITH RESPECT TO THE COMPONENT OR SERVICE GIVING RISE TO THE CLAIM DURING THE TWELVE (12) MONTH PERIOD PRECEDING THE DATE ON WHICH THE CLAIM AROSE.

15.      CONFIDENTIALITY

15.1 Each party may gain access to confidential information belonging to the other party, its Affiliates and Customers, including but not limited to, (i) the Licensed Products, and (ii) business, financial and technological information (collectively, "Confidential Information"), which Confidential Information constitutes and shall constitute valuable assets and trade secrets. When a party ("Receiving Party") receives Confidential Information from the other party ("Owning Party") the Receiving Party shall, both during and after the term of this Agreement, (i) not disclose Confidential Information received except to the Receiving Party's employees and Affiliates on a need-to-know basis, and as authorized under this Agreement, and (ii) not make use of any Confidential Information received for its own purposes or for the benefit of any third party except as authorized by this Agreement. The parties' duty regarding Confidential Information shall not apply when disclosure is made pursuant to any law or regulation, or the order or request of a court or agency, provided in the event of a "request" for such Confidential Information by a court or agency, the Disclosing Party has obtained the written consent of the court or agency to maintain the confidentiality of such Confidential Information.

15.2 IDENTIFICATION AND NONDISCLOSURE. Confidential Information will be properly identified on reproductions to third parties, and shall be safeguarded and used only in accordance with this Agreement. Each party covenants not to divulge Confidential Information without obtaining a nondisclosure agreement from any recipient, wherein such party undertakes to handle Confidential Information pursuant to terms and conditions of the scope specified in Section 15.1 of this Agreement.

15.3 EXCEPTIONS. These Section 15 obligations will not apply to information that (i) is in the public domain, (ii) comes into the public domain through no fault of the Receiving Party; (iii) is already known without restriction by the Receiving Party at the time of receipt; (iv) is available to the Receiving Party from a third party not under an obligation of confidence with respect to such information; (v) is known or developed independently of the disclosure by the Owning Party; or
         (vi) is required to be disclosed by a government agency, by court order, or by law.

15.4 RETURN OF PROPRIETARY INFORMATION; SURVIVAL UPON TERMINATION. On Agreement termination, or on Owning Party's demand, Receiving Party will promptly return all Owning Party Confidential Information, or certify to Owning Party that all such Confidential Information has been destroyed. The obligations of confidentiality set forth in this Section 15 shall survive Agreement termination.

15.5 GRAMM-LEACH BLILEY ACT. The applicable provisions of the Gramm-Leach Bliley Act (15 USC Sections 6801-6810) will apply to the use and disclosure of information hereunder.The applicable provisions of the Gramm-Leach Bliley Act and its implementing regulations will apply to the access, use and safeguard of Nonpublic Personal Information and other Confidential Information."

16.      GOVERNMENTAL EXAMINATIONS

16.1 COOPERATION. The parties are subject to examination and audit by government and quasi-government agencies. Licensee acknowledges that certain federal and state agencies may require access to facilities of Licensee to audit the performance of the services by Licensee through use of the Licensed Products pursuant to this Agreement or the nature of certain transactions conducted by Licensee, and Licensee will cooperate with respect to all such governmental audits. Unless prohibited by valid order, each party will promptly notify the other of any formal request by a governmental agency to examine records pertaining to the other party or its customers. Each party authorizes the other to fully cooperate with any such examination, and such cooperation will not be a breach of this Agreement.

16.2 BANK SERVICE CORPORATION ACT. Licensor is subject to periodic examination by the United States Federal Banking Regulators pursuant to
         Section 1867(c)(1) of the . Bank Service Company Act

17.      NON-SOLICITATION. During the existence of this Agreement, and for six
         (6) months thereafter, Licensee shall refrain from directly soliciting for employment any of the employees or contractors of Licensor.

18. DISPUTE RESOLUTION. Except as provided below, no civil action with respect to any dispute, controversy or claim arising out of or relating to this Agreement may be commenced until the parties have attempted and failed to resolve the dispute in accordance with the following procedures. A party raising a dispute will provide the other party written notification describing the factual basis for the dispute. The parties shall attempt in good faith to resolve the dispute by negotiations between senior executives who have authority to settle the matter. All negotiations are confidential and shall be treated as compromise and settlement negotiations under the United States Federal Rules of Evidence. If the parties have failed to resolve the dispute within 30 days after the date of notification, the parties shall jointly select a qualified and impartial mediator and attempt in good faith to resolve the matter through mediation within 60 days after the date of notification. Nothing in the foregoing shall limit either party from applying to a court of competent jurisdiction for interim measures including injunctions, attachments and conservation orders in appropriate circumstances, which measures the parties agree may be immediately enforced by court order, and the parties agree that seeking and obtaining such measures shall not waive the right to negotiation and MEDIATION.

19. MISCELLANEOUS. No amendment or modification of this Agreement shall be valid unless in writing and duly executed by both parties. Neither this Agreement nor any rights hereunder are assignable by Licensee, whether by merger, acquisition, sale of assets, operation of law, or otherwise, without the prior written consent of Licensor, which consent shall not be unreasonably withheld. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement will be governed by the laws of Delaware, exclusive of any choice of law rules. Any action hereunder shall be brought exclusively in the Georgia state or Federal Courts of the Northern District of Georgia, Atlanta Division. The UN Convention on the International Sale of Goods shall not apply. The parties acknowledge that each has participated equally in the negotiation and drafting of this Agreement. The parties are independent contractors and nothing herein shall be deemed to create a partnership or joint venture. This Agreement, including all Schedules, is the entire agreement between the parties, supersedes all prior representations and communications and may only be modified by a signed written instrument. To the extent that provision set forth in any other Schedule conflicts with a provision of this SCHEDULE A, the conflicting provision of the other Schedule shall supersede and control. Neither party shall be liable to the other for any loss or damage due to delay or failure to perform due to any event outside of the respective party's reasonable control. This Agreement is entered into for the sole benefit of the parties hereto, and no other person or entity shall have any right of action hereon, right to claim any right or benefit from the terms contained herein or be deemed a third party beneficiary hereunder. No delay or failure in exercising any right or privilege will be construed as a waiver of any default. No waiver shall be valid against a party unless written and signed by the party against whom enforcement is sought. This Agreement is expressly declared to be severable. Those provisions, which by their terms and sense are intended to survive the termination of this Agreement, shall so survive.

                                 SCHEDULE A - 1

                                HOSTING SERVICES

1.       GENERAL

1.1 HOSTING SERVICES. Subject to Licensee's payment of the applicable fees set forth in SCHEDULE B ("DATA PROCESSING FEES"), Licensor will provide Licensee, on a non-exclusive basis, the Hosting Services through which Licensee and Licensee's Customers shall use the Licensed Programs as hosted in the Licensor Data Center, subject to the terms of this SCHEDULE A-1.

1.2      SERVICE DESCRIPTION. Hosting Services include the following:

         (a) Operations. Licensor will operate and provide on a day-to-day basis and in accordance with standard industry practices, hosting of the Licensed Programs, and management of the hardware and equipment included in the Data Center for Licensee's non-exclusive use during the term of this Schedule. Licensor will provide facilities management services of the Data Center including power, HVAC, asset control, physical security, and emergency power, as well as "Batch Processing," "Data Backup," "Data Network Management," "Capacity Management," "Security Monitoring" and disaster recovery services as hereinafter described

         (b) Batch Processing. Production batch processing jobs of Licensee's properly formatted batch files, including, e.g. data base extract, file send, file receive, and data base update jobs, in accordance with mutually agreed batch schedule transfers. Batch processing is limited to 1 job cycle per day governed by federal bank holidays. Real-Time processing is available if Licensee has licensed and paid for the appropriate Real-Time Interface from Licensor.

         (c) Data Backup. Maintaining, updating and executing commercially reasonable data file back-up procedures.

         (d) Data Network Management, Planning and Monitoring. Data network (from point of Licensee's telecommunication connection at the S1 Data Center) management, planning, and monitoring, including (i) maintaining network control, monitoring, and reporting; and (ii) managing and coordinating third party vendors that provide network services.

         (e) Capacity Management. Capacity management services, including server resources, disk and data network.

         (f) Performance Management. Daily monitoring and monthly reporting to Licensee of performance statistics for availability, response time, and batch cycle duration.

         (g) Upgrades. Licensor will apply commercially available upgrades and patches to the Data Center equipment subject to prior notification of Licensee and accordance with Licensor's Change Management Policy, as such policy is amended from time to time.

         (h) Security Monitoring. Monitoring and reporting to Licensee of attempted unauthorized access. In the event that Licensor reasonably believes that any Licensee Customer data has been disclosed to an unauthorized person as a result of a penetration or other compromise of Data Center security, Licensor will use commercially reasonable efforts to immediately notify Licensee, in accordance with Licensor's then-current Information Security Policy, of the existence and extent (if known) of such disclosure; however Licensor may delay such notification to the extent notification may impede any related criminal investigation. In addition, Licensor will generally inform Licensee of the efforts made to address such disclosure, provided that Licensor shall not be required to inform Licensee of any such efforts to the extent that doing so would, in Licensor's reasonable judgment, compromise the security of the Data Center. Licensee has sole responsibility for reporting any notifications received hereunder to Licensee's Customers in accordance with applicable law.

1.3 COMMUNICATION LINK-UPS AND FRAME RELAY SERVICES. Licensor will obtain the communications equipment and lines necessary to use the Hosting Services by Licensee and its Customers. Licensee is responsible for all actual costs associated with the purchase, installation and maintenance of such communication equipment and lines used in conjunction with the Hosting Services.

1.4 SECURITY ARCHITECTURE. Licensor is responsible for security of the Data Center including, but not limited to, servers, routers, firewalls, switches, circuits, and related software, and has deployed various types of defense against unauthorized access to the Data Center. Licensee-owned equipment that is connected to any Licensor-maintained device (e.g., border router, firewall) must comply with current Licensor requirements and standards, the current version of which are available upon request. Licensor will provide reasonable notice to Licensee of any change to the requirements or standards. Any anticipated changes to Licensee's environment that may affect the Hosting Services must be submitted in writing to Licensor for Licensor's review and approval at least one week prior to Licensee's scheduled implementation. If Licensee modifies its equipment or software configurations that result in any interruption of the Hosting Services, all diagnostic and repair time conducted by Licensor to restore connectivity will be billed to Licensee at Licensor's then-current rates. Upon Licensee's written request, Licensor will provide Licensee with a copy of the most recent independent security audit report (SAS 70) of Licensor's operations, provided that such SAS 70 report shall be treated as Licensor's Proprietary Information.

1.5 LIMITATION ON USE OF HOSTING SERVICES. Licensee acknowledges and agrees that Licensee may use the Hosting Services only for its internal operations and for providing services to its Customers. Licensee shall not offer or utilize the Hosting Services for any third party, including, but not limited to, any downstream correspondents, except as permitted by this Agreement. Licensee shall not have the right to use the Hosting Services to provide services to third parties. This Section 1.5 of this Agreement is not intended to prohibit potential customers from only browsing the website, provided however; that Licensee agrees that potential customers shall not have any right to make any use whatsoever of the Hosting Services either directly or indirectly.

2. OWNERSHIP OF DATA AND OPERATING SYSTEM. As between Licensor and Licensee, Licensee owns all data transmitted to Licensor under this Agreement by Licensee or its Customers. Licensor may keep records of such data to comply with applicable laws and regulations and for its business records, subject to its duties regarding Confidential Information. All production systems, programs, operating instructions, and other documentation prepared and/or provided by Licensor to Licensee shall be and remain Licensor's property.

3. LICENSEE REQUIREMENTS. Prior to implementation of the Licensed Products in the Data Center, Licensee must provide at its sole cost and have ready (fully assembled, functional and available) the hardware, software and equipment as described in the applicable Documentation, and Licensee shall ensure that at least two Licensee employees have received the applicable training with respect to the Licensed Products, if any, set forth in the Documentation. Failure to comply with the preceding pre-installation requirements may cause Licensee to lose Licensee's scheduled installation date such that rescheduling of Licensee's installation shall be at the sole discretion of Licensor: Throughout the term of this Agreement Licensee shall ensure that at all times two Licensee employees have completed the training as set forth in the applicable Documentation with respect to the Licensed Products, if any. Any Services provided by Licensor to Licensee as a result of Licensee's failure to meet these Licensee Requirements are chargeable by Licensor at Licensor's standard applicable time and materials rates.

4. DISASTER RECOVERY PLAN. Licensor will maintain off-site disaster recovery capabilities designed to enable Licensor's Data Center to recover substantial operational functionality from a designated disaster within seventy-two (72) hours, including maintaining either an alternate mirrored site or daily backups, as appropriate. Licensor will at all times maintain a disaster recovery plan with respect to post-disaster recovery of (i) the Data Center and
(ii) other Licensor operations which Licensor considers critical to Licensee's continued use of the Licensed Programs. Licensor shall test its disaster recovery capabilities no less frequently than annually and, upon Licensee's request, will provide Licensee with a summary of such disaster recovery plan and/or the results of the most recent testing pursuant to such plan. If the Licensee's banking regulator requests a copy of Licensor's disaster recovery plan, Licensor will provide directly to Licensee's banking regulator a copy of such plan pursuant to confidential treatment by the regulator. Additional Disaster Recovery Services are available from Licensor pursuant to a Work Order and Licensee's payment of the applicable fees set forth therein.

5. TERM. This Hosting Services Schedule shall have an initial term of three (3) years from the Effective Date of the Agreement ("Initial Term") and shall automatically renew thereafter for successive one-year terms ("Renewal Term") unless either party provides the other written notification of its intention not to renew this Schedule at least ninety (90) days prior to any renewal date. Licensee may terminate this Schedule at any time without cause on ninety (90) days' prior written notice to Licensor, provided that if Licensee elects to so terminate this Schedule during the Initial Term, Licensee shall pay Licensor an early termination fee equal to one-half of the total remaining Hosting Fees payable to Licensor throughout the entire Initial Term, calculated by averaging the fees paid to Licensor hereunder over the three complete calendar months preceding the effective date of such termination. After the Initial Term, and subject to Section 1.3 of Schedule A of this Agreement and Licensor's written approval, Licensee may change the Designated Location in Schedule C of this Agreement.

                                  SCHEDULE A-2
                   PROFESSIONAL SERVICES TERMS AND CONDITIONS

1.       SERVICES

Subject to the terms and conditions of this Agreement, Licensor will provide to Licensee the services described in any Work Order executed by the parties and attached hereto (collectively, the "Services"). During the Term of this SCHEDULE A-2, Licensee may obtain additional services from Licensor by entering into subsequent Work Orders with Licensor, each of which shall be attached hereto and incorporated herein for all purposes. Every Work Order shall be in writing, signed by both parties, and shall describe, at a minimum, the scope of the services to be provided by Licensor, any Deliverables (including the responsible party and time constraints), project assumptions, specific Licensee obligations, and the amounts payable by Licensee. To the extent that any applicable project assumptions are not met or turn out to be inaccurate, the cost and delivery schedule of the services will be impacted, and the parties shall negotiate in good faith to mutually develop a work-around plan, revised schedule and revised fees. Services fees are subject to an increase in the event of: (a) the provision of Work Product and/or performance of services beyond those described in any Work Order or Statement of Work; or (b) delays or additional costs incurred by Licensor as a result of Licensee's failure to perform Licensee's obligations (collectively, the "Out of Scope Services"). If the Service fees are going to materially increase as a result of an event described in the preceding sentence, Licensor will advise Licensee of the increase in fees in writing (the parties agree that an email will suffice as a writing in this instance). All Out of Scope Services shall be chargeable to and paid by Licensee on a time and materials basis at Licensor's then-current rates for such services. To allow Licensor to be able to manage Licensor's participation in the project most effectively, Licensor reserves the right to determine the personnel (including subcontractors) to perform the Services although Licensor will attempt to honor Licensee's requests for specific individuals.

2.       LICENSEE AND LICENSOR RESPONSIBILITIES

2.1 Licensor and Licensee will comply at all times with all applicable laws and regulations with respect to the Services and Deliverables and with respect to Licensee's use thereof.

2.2 Licensee will not use the Services in connection with any (A) infringement or misappropriation of any intellectual property rights; or (B) any other illegal conduct.

2.3 Licensee agrees to use commercially reasonable efforts to manage and support the completion of the Services, and to provide such other materials, information or services as may be necessary to accomplish the same including, without limitation, any materials, information or services specifically set forth in the applicable Work Order. Licensee understands that Licensor's performance is dependent on Licensee's timely and effective satisfaction of Licensee Responsibilities hereunder and Licensee's timely decisions and approvals. Licensor shall be entitled to rely on Licensee's decisions and approvals in connection with the Services. Further, Licensee understands that Licensor is relying upon the information that Licensee provides and Licensee represents that such information is true, accurate and complete. Because of the importance of such information to this project, Licensee agrees to release Licensor and its personnel from any liability and costs relating to the Services attributable to any false, inaccurate or incomplete information provided by Licensee.

2.4 Licensee will provide Licensor written instructions for any shipments of hardware and/or equipment required in the course of performing the Services. Licensee will pay all shipping, freight and insurance charges incurred hereunder. Title, risk of loss and/or damage to any software, hardware or equipment, and responsibility for filing claims with the carrier, pass to Licensee on delivery to such carrier. Licensor will pack all shipments in accordance with normal commercial standards.

3.       CHANGE ORDERS

Additions or modifications to any Work Order may be accomplished through the use of a "Change Order". The party requesting the change shall submit a written request to the other party specifying the desired additions or modifications to the Work Order (the "Change Notice"), and the party receiving such Change Notice shall submit a proposal to the party submitting such Change Notice. Licensor will include, either on the Change Notice if it is the party submitting the Change Notice, or on the proposal, if it is the party responding to the Change Notice, a statement of any estimated additional hours and associated fees and any changes to the Services as a result of such requested change. Upon both parties' signatures to the proposal it shall become the Change Order. All additional services performed under a Change Order shall be performed on a time and materials basis with billing reflecting actual hours worked.

4.       OWNERSHIP

Except as may be expressly agreed otherwise in writing by Licensor and Licensee, including Section 5 of Schedule F of this Agreement, or set forth in any Work Order, Licensor shall own all rights with respect to any work product generated as a result of the Services (the "Work Product"), and Licensee hereby assigns to Licensor, its successors and assigns, all right, title and interest in and to the Work Product, including without limitation, all rights in and to any inventions, ideas, designs, techniques or improvements embodied in the Work Product or developed in the course of Licensor's performance of the Services, any trade secrets, copyrights and "moral rights," and any renewal or extensions of such rights.

5.       WARRANTY

Services are deemed accepted on delivery unless stated otherwise in a Work Order. Notwithstanding the foregoing, Licensor warrants that the Services will be performed in a professional and workmanlike manner in accordance with applicable professional standards. However, Licensor does not warrant, nor will Licensor be responsible for, the performance of any third party products. Licensee's sole and exclusive rights and remedies with respect to any third party product, including rights and remedies in the event a third party product gives rise to an infringement claim, will be against the third party vendor and not against Licensor. Licensor shall assign to Licensee any assignable warranties Licensor may receive from any such third party vendor.

THE PRECEDING IS LICENSOR'S ONLY WARRANTY CONCERNING THE SERVICES AND ANY WORK PRODUCT OR DELIVERABLE, AND IS MADE EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES AND REPRESENTATIONS, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY OR OTHERWISE.

6.       INDEMNIFICATION

6.1 Licensor will defend Licensee against any damage or expense relating to bodily injury or death of any person or damage to real and/or tangible personal property incurred during the course of performing the Services and to the extent caused by the negligent or willful acts or omissions of Licensor personnel or agents in performing the Services.

6.2 Licensor will indemnify Licensee against any damage or expense finally awarded against Licensee relating to any claim that the Work Product infringes a presently existing United States patent, copyright or trade secret. This provision will not apply to the extent the alleged infringement is caused by or based on (i) Licensee's misuse of the Work Product; (ii) Licensee's failure to use corrections or enhancements made available by Licensor; (iii) Licensee's use of the Work Product in combination with any product or information not owned, developed or provided by Licensor; (iv) Licensee's use of the Work Product for other than Licensee's internal purposes; or (v) information, directions or materials provided by Licensee or any third party.

6.3 Licensee will indemnify Licensor against any damage or expense that may result from any third party claim relating to the Services or any use by Licensee of any Work Product, and Licensee will reimburse Licensor for all expenses (including counsel fees) as incurred by Licensor in connection with any such claim, except to the extent such claim (i) is finally determined to have resulted from Licensor's gross negligence or willful misconduct or (ii) is covered by any of the preceding indemnities.

6.4 To receive any of the foregoing indemnities, the party seeking indemnification must notify the other promptly that a suit has been brought, must provide reasonable cooperation (at the indemnifying party's expense) and full authority to defend or settle the claim or suit. Neither party will be required to indemnify the other under any settlement made without its consent. This Section 6 shall survive termination of this Agreement.

7.       DEFAULT

Either party may, upon giving thirty (30) days written notice identifying specifically the basis for such notice, terminate any Work Order individually for breach of a material term or condition of the Work Order, provided the breaching party shall not have cured such breach within the thirty (30) day period. In the event of such termination, Licensor shall deliver to Licensee any applicable Work Product produced prior to the effective date of termination, subject to Licensee's payment to Licensor for all Services rendered and expenses incurred by Licensor prior to the effective date of termination

8.       TERM

This SCHEDULE A-2 shall have a term of three years from the Effective Date of this Agreement, and shall renew automatically for additional one-year terms unless either party provides written notice to the other party of its intention not to renew this SCHEDULE A-2 no less than ninety (90) days prior to the expiration of any term. The provisions of any Work Order executed by the parties and attached hereto relating to a specific term for the Services described in such Work Order shall supersede this Section 8 only with respect to such Work Order.

                                 SCHEDULE A-2.1

SCOPE OF SERVICES: The "Services" are the implementation of S1 IBS Retail and/or S1 IBS Cash Management and any applicable optional modules, as licensed and paid for by Licensee (the "Licensed Programs"), into the S1 Data Center as described herein. This Work Order describes concurrent implementation of one production instance of the Licensed Program(s); additional implementation projects (for affiliated financial institutions or a separate implementation of one or some of the Licensed Program(s)) are subject to additional fees.

PRE-IMPLEMENTATION LICENSEE REQUIREMENTS: Licensee shall designate one or more technical representatives to be available throughout the installation project. Licensee shall provide at its own cost and have ready (fully assembled, functional and available) prior to the day implementation begins the hardware, software and equipment set forth in the Implementation Readiness Handbook and as set forth herein. Licensee is responsible for providing all necessary data file extracts from Licensee's third party processing system vendors in conformance with S1 Licensed Program file formats. S1 will obtain and maintain the communications equipment and lines necessary to connect from Licensee's point of demarcation to the S1 Data Center, however Licensee is responsible for all costs associated with the purchase, installation and maintenance of such communication equipment and lines. Licensee should have both a production environment and a test environment (including test accounts and data) suitable for testing all aspects of the Licensed Programs ready to be used during the implementation project. If Licensee opts to forego creating a suitable test environment and requires Testing to be performed in Licensee's production environment, Licensee expressly assumes all responsibility and liability for any resulting errors, damages or claims. Licensee shall provide a minimum of 4 test accounts, including passwords, to Licensor for Licensor's use in completing the Services and to be eligible to receive Support Services following completion of the Services. Failure to comply with any of these pre-implementation requirements may cause Licensee to lose Licensee's scheduled implementation slot such that rescheduling of Licensee's implementation shall be at the sole discretion of Licensor, and Licensee shall be responsible for Licensor's costs related to re-starting and-or rescheduling the Services.

CHANGE ORDERS: Additions or modifications to this Work Order may be accomplished through the use of a "Change Order". The party requesting the change shall submit a written request to the other party specifying the desired additions or modifications to the Work Order (the "Change Notice"), and the party receiving such Change Notice shall submit a proposal to the party submitting such Change Notice. S1 will include, either on the Change Notice if it is the party submitting the Change Notice, or on the proposal, if it is the party responding to the Change Notice, a statement of any estimated additional hours and associated fees and any changes to the Project Milestones or Deliverables as a result of such requested change. Upon both parties' signatures to the proposal it shall become the Change Order. All additional services performed under a Change Order shall be performed on a time and materials basis with billing reflecting actual hours worked and any associated travel and expenses.

LIMITATIONS: Unless such modules have been included as Licensed Programs licensed by Licensee, this implementation statement of work does not apply to the implementation of optional modules for IBS, including but not limited to:

         -        Bill Payment services and interfaces

         -        Check Imaging modules or interfaces

         -        Check Ordering services or interfaces

         -        Text Statement modules or interfaces

         -        Credit Card modules or interfaces

         -        Real-time Host access module

         - Migration/transfer of data from an existing system, either S1 or alternate provider

         -        Any customization not expressly described and agreed to herein

         - Other S1 products and services not included with the license for IBS Retail or IBS Cash Management.

The availability of any standard Licensed Program feature is expressly subject to the availability of support for such feature within Licensee's applicable third party processing systems (e.g. host processing, online bill payment, check imaging, etc.) as well as a standard interface enabling such feature between the Licensed Program and the applicable third party processing system. If a standard Licensed Program feature that was previously unavailable due to reasons described above subsequently becomes available within Licensee's environment for any reason, Licensee may purchase implementation of such additional feature at S1's standard rates.

STATEMENT OF WORK: The Statement of Work detailing the general Services tasks (the "Tasks") is outlined below. Licensee's performance of Licensee's obligations under the Tasks is a material condition to S1's performance hereunder. Licensee shall be responsible for any costs incurred by S1 as a result of Licensee's non-performance of any Licensee Tasks or the Pre-implementation Licensee Requirements described above. The Task descriptions include definitions of services to be provided by S1 hereunder. Any additional services beyond such definitions may be provided by Licensor in Licensor's sole discretion, and are subject to (i) Licensee's agreement to pay the applicable additional fees calculated on an hourly basis at S1's standard rate for such services, and (ii) scheduling of the additional services at the sole discretion of S1.

                                STATEMENT OF WORK

   SERVICE                                      TASK                                  RESPONSIBLE PARTY
-------------------------------------------------------------------------------------------------------
                  S1 conducts Kickoff Meeting with Licensee wherein S1 provides           S1/Licensee
INSTALLATION      Licensee with project milestone activities, scope and
                  objectives, and the S1 Web Editor for System Settings (WESS)
                  -------------------------------------------------------------------------------------
                  Licensee fills out WESS online. Up to ten (10) hours of                  Licensee
                  consulting from S1 is available to assist Licensee with
                  completing WESS.
                  -------------------------------------------------------------------------------------
                  S1 conducts the Implementation Workshop with the Licensee               S1/Licensee
                  where  the completed WESS requirements are reviewed.
                  -------------------------------------------------------------------------------------
                  Licensee signs off on the WESS requirements for the                      Licensee
                  implementation; any deviations from the approved requirements will result in a Change Order and additional fees.
                  -------------------------------------------------------------------------------------
                  S1 provides Licensee the final implementation project plan.                 S1
                  -------------------------------------------------------------------------------------
                  Setup & configuration of the Administration PC is completed             S1/Licensee
                  via PC Anywhere.
-------------------------------------------------------------------------------------------------------
                  S1 provides the education services as purchased and paid for by             S1
                  Licensee.  Unless agreed otherwise in writing, all training is provided remotely via WebEx.
  TRAINING        -------------------------------------------------------------------------------------
                  Licensee shall cause Licensee's designated contacts (minimum 2)          Licensee
                  and project team members to attend the education services prior to initiation of any Friends & Family testing.
-------------------------------------------------------------------------------------------------------
  BRANDING/       Licensee completes Licensee-specific Branding and configuration          Licensee
CONFIGURATION     of the Licensed Programs via WESS; any additional branding or configuration provided outside of WESS is subject to custom programming fees at S1's standard rates and scheduled at
                  S1's sole discretion. "Branding" means one brand of bank
                  look and feel.
-------------------------------------------------------------------------------------------------------
                  S1 provides the Licensee with a Test Approach document that can             S1
  TESTING         be utilized by the Licensee during Licensee's Friends & Family
                  Testing
                  -------------------------------------------------------------------------------------
                  S1 confirms download/exchange of data from host system to the               S1
                  Licensed Program(s)
                  -------------------------------------------------------------------------------------
                  Licensee performs Friends & Family Testing for a maximum of 45           Licensee
                  calendar days or one month-end cycle; any additional testing will impact the project milestones and is subject to additional fees.  Licensee must use S1's Case Management Tool to enter and track all queries and functional irregularities with the
                  Licensed Programs.  S1 will provide fifteen (15) hours of
                  Consulting Services during Friends & Family testing to a weekly checkpoint meeting and address Licensee functionality
                  questions. (Consulting Services excludes defect analysis and resolution).
-------------------------------------------------------------------------------------------------------

                                 SCHEDULE A.2.2
                      IMPLEMENTATION SERVICES FOR MEMO POST

SCOPE OF SERVICES: S1 shall implement the Internet Banking System ("IBS") module for Memo Post as integrated with one implementation of the S1 IBS application licensed from S1 by Client as described herein (the "Services"). The Services are estimated to require 5 to 10 days and shall be complete upon S1's confirmation of availability of the Memo Post through the IBS system. The Services do not include professional services with regard to future upgrades, data conversion or migration services, or development or migration of any customized code not made generally commercially available by S1. All Services will be performed remotely.

CLIENT REQUIREMENTS: Client shall designate a Technical Contact to be available throughout the Services who has sufficient technical expertise and corporate authority to make all necessary decisions and take all necessary actions on behalf of Client. Client will obtain and maintain the communications equipment and lines necessary for performance of the Services, including providing S1 access to Client's implementation of IBS via pcAnywhere if Client's implementation of IBS is on-site on the Client premises. Client must have both a production environment and a test environment (including test accounts and data) suitable for testing all aspects of the Memo Post IBS module. If Client opts to forego creating a suitable test environment and requires testing to be performed in Client's production environment, Client expressly assumes all responsibility and liability for any resulting errors, damages or claims. Failure to comply with any of these Client Requirements may cause Client to lose Client's scheduled date for performance of the Services such that rescheduling shall be at S1's discretion.

CHANGE ORDERS: Additions or modifications to this Work Order may be accomplished through the use of a "Change Order". The party requesting the change shall submit a written request to the other party specifying the desired additions or modifications to the Work Order (the "Change Notice"), and the party receiving such Change Notice shall submit a proposal to the party submitting such Change Notice. S1 will include, either on the Change Notice if it is the party submitting the Change Notice, or on the proposal, if it is the party responding to the Change Notice, a statement of any estimated additional fees and any changes to the Project Milestones or Deliverables as a result of such requested change. Upon both parties' signatures to the proposal it shall become the Change Order. Except as expressly provided herein, a Change Order is required for any additions or modifications to the implementation project plan following approval of such plan by Client.

STATEMENT OF WORK: The Statement of Work detailing the general milestones for performance of the Services is outlined below. Client's conformance to the milestones is a material condition to S1's performance hereunder. Client shall be responsible for any costs incurred by S1 as a result of Client's non-conformance to the milestones or the Client Requirements described above. The milestone descriptions include defined levels of services to be provided by S1 hereunder. Any additional services requested by Client beyond such defined levels are available subject to (i) Client's payment of the applicable additional fees calculated on an hourly basis at S1's standard rate for such services, and (ii) scheduling of the additional services at the sole discretion of S1.

   SERVICE                              MILESTONE                                       RESPONSIBLE PARTY
---------------------------------------------------------------------------------------------------------
INSTALLATION      S1 conducts Kickoff Meeting with Client wherein                            S1/Client
                  S1 provides Client with  project milestone activities,
                  scope and objectives. S1 will provide product/add-on
                  current capability. S1 will also provide the Memo Post file specifications.
                  ---------------------------------------------------------------------------------------
                  Client designates Client's Technical Contact for the Services.              Client
                  ---------------------------------------------------------------------------------------
                  Client provides a Memo Post batch file for mapping and                      Client
                  testing. S1 will  provide up to one (1) hour of
                  consulting services on the file layout and mapping. Any
                  further time will be charged at standard S1 time and
                  material rates
                  ---------------------------------------------------------------------------------------
                  S1 provides Client the final implementation project plan                   S1/Client
                  and Client  approves; any deviations from the approved
                  project plan will require a Change Order and additional
                  fees, if applicable.
                  ---------------------------------------------------------------------------------------
                  Client will provide pcAnywhere access to system. If                         Client
                  consulting time is required for setup of the pcAnywhere
                  session, standard time and material charges from S1 will
                  apply. If Client is on premise, then remote access is via
                  TCP/IP or VPN.
---------------------------------------------------------------------------------------------------------
   TESTING        S1 confirms availability of the Memo Post through the IBS system              S1
                  ---------------------------------------------------------------------------------------
                  Client confirms Memo Post balance information is                            Client
                  available and correct when viewed on the Internet.
                  S1 will provide up to one (1) hour of consulting services
                  during testing.
---------------------------------------------------------------------------------------------------------

COMPENSATION:

Memo Post Module Implementation Services:      SEE SCHEDULE B OF THIS AGREEMENT.
Total due upon execution of this Work Order:

OTHER TERMS:

S1's ability to meet specific milestones or to perform the Professional Consulting Services as described in this Work Order may be dependent upon delivery to S1 of certain information, media, equipment, references, and other support. S1 shall not be held responsible for Services dependent upon such support or refunds of prepayment towards such Services if Client, Client's representatives, or any other of Client's vendors or associates fail to deliver that support in a timely manner. The pricing shown above is valid for thirty
(30) days after the Work Order Date shown above, and is subject to change thereafter unless accepted as shown by Client's authorized signature below within such thirty (30) day period.

This Work Order is effective upon the later date shown following the signatures of the parties, below (the "Effective Date"), and supersedes all prior agreements, whether oral or in writing, regarding the subject matter addressed herein. This Work Order may only be modified by a written agreement signed by the parties. The parties have each indicated their acceptance of the terms and conditions set forth herein by signature of their duly authorized representative in the space provided below.

                           SCHEDULE A-2.3 - WORK ORDER
                      CUSTOMER CENTER DEVELOPMENT SERVICES

SCOPE OF SERVICES: The "Development Services" are the development and deployment of a Licensee-branded, custom web site in HTML that Licensor will integrate with the Customer Center and/or any applicable optional modules, as licensed and paid for by Licensee hereunder. The Development Services are estimated to require 45 to 55 business days and are complete upon completion of the final Milestone listed below. This Work Order describes the standard implementation of one production instance of the Customer Center Web Site; additional services are subject to additional fees. The major phases of the Development Services are set forth below. The features and/or functionality of the Customer Center may change during the Initial Term and any Renewal Term, provided that at all times the Customer Center will substantially conform in all material respects with the then-current version of the user documentation.

LICENSEE RESPONSIBILITIES: Subject to Section of Schedule A-2, prior to commencement of the Development Services, Licensee shall designate one or more representatives to be available throughout the project. Such representative shall act as Licensee's project manager and shall have sufficient authority and be responsible for preparing and delivering all Licensee communications and deliverables to S1. Licensee shall provide the following deliverables no less than one week before the scheduled commencement of the Development Services.

-        Answers to the Online Questionnaire.

-        An electronic copy of Licensee's Logo. Preferred format is JPG.

- A site map outlining the titles of all of the web site pages to be created, appropriately sized and proportioned for the number of pages of content as set forth below.

- The Licensee Content or text that will appear on each of the pages listed in the Site Map. An MS Word document is preferred.

Failure to comply with any of these responsibilities may cause Licensee to lose Licensee's scheduled project date such that rescheduling of Licensee's implementation shall be at the sole discretion of Licensor.

CHANGE ORDERS: Additions or modifications to this Work Order may be accomplished through the use of a "Change Order". The party requesting the change shall submit a written request to the other party specifying the desired additions or modifications to the Work Order (the "Change Notice"), and the party receiving such Change Notice shall submit a proposal to the party submitting such Change Notice. Licensor will include, either on the Change Notice if it is the party submitting the Change Notice, or on the proposal, if it is the party responding to the Change Notice, a statement of any estimated additional fees and any changes to the Milestones or any deliverables as a result of such requested change. Upon both parties' signatures to the proposal it shall become the Change Order. A Change Order is required for any additions or modifications to the Development Services project plan following approval of such plan by Licensee as described below during the first phase of the Development Services.

PROJECT ASSUMPTIONS: The scope of this engagement is limited by the following assumptions. Requirements over and above these limitations will be defined in a mutually agreeable Change Order and may be subject to additional charges.

1) The Licensee Web Site shall consist of no more than 15 pages. A page consists of a single HTML Page or Frameset that contains no more that 10,000 characters of text, and operates as the final destination of a hyperlink on the Client Web Site.

2) This Work Order does not include the integration of optional modules for Customer Center, including but not limited to: Electronic Forms, Image Statement modules or interfaces, stand-alone products such as Forms Manager, or additional services such as DNS transfer unless such optional modules and/or services have been specifically licensed and paid for by Licensee.

3) Custom-developed graphics such as logos and animations are outside the scope of this Agreement and available by Change Order only.

4) S1 must have two weeks notice prior to publishing a Client Web Site on the World Wide Web. S1 is not responsible for the actions of outside domain name or Internet service providers.

STATEMENT OF WORK: The Statement of Work detailing the project Milestones is outlined below. Licensee's conformance to the Milestones is a material condition to S1's performance hereunder. Licensee shall be responsible for any costs incurred by S1 as a result of Licensee's non-conformance to the Milestones or the Licensee Requirements described above. These costs are calculated on an hourly basis at S1's standard rate for web site development and Customer Center integration. The Milestone descriptions include defined levels of services to be provided by S1 hereunder. Any additional services requested by Licensee beyond such defined levels are available subject to (i) Licensee's payment of the applicable additional fees calculated on an hourly basis at S1's standard rate for such services, and (ii) scheduling of the additional services at the sole discretion of S1.

  DEVELOPMENT                                                                                      RESPONSIBLE
     PHASE              SERVICE                              MILESTONE                                PARTY
--------------------------------------------------------------------------------------------------------------
                                     Kick-off meeting with Licensee wherein project milestones
                                     and Licensee preferences for web site look and feel are
                                     discussed.
INCEPTION &             PROJECT      -------------------------------------------------------------     S1
ELABORATION           MANAGEMENT     Delivery of Project Plan based
                                     upon Pre-implementation
                                     Deliverable dates and development
                                     slot for approval by Licensee.
--------------------------------------------------------------------------------------------------------------
                                     Graphic compositions for Licensee Web Site.  These are
                                     static representations of a home page and an interior             S1
                                     page.  They provide a representation of the general
CONSTRUCTION            GRAPHIC      appearance of the web site.
                      COMPOSITION    -------------------------------------------------------------------------
                                     Licensee selects composition and provides any final            Licensee
                                     feedback on revisions to look and feel
--------------------------------------------------------------------------------------------------------------

                                     Revised Composition made available to Licensee                    S1
                                     -------------------------------------------------------------------------
                                     Signed approval of Graphic Composition from Licensee           Licensee
                      ----------------------------------------------------------------------------------------
                      FUNCTIONAL     S1 Development team creates functional home and interior          S1
                       PROTOTYPE     page from Graphic Composition
                                     -------------------------------------------------------------------------
                                     Licensee provides feedback on functional prototype             Licensee
                                     -------------------------------------------------------------------------
                                     Revised Functional Prototype made available to Licensee           S1
                                     -------------------------------------------------------------------------
                                     Signed approval of Functional Prototype from Licensee          Licensee
--------------------------------------------------------------------------------------------------------------
                                     Creation of remaining functional parts of web site from
                                     Functional Prototype.  Entry and formatting of Licensee           S1
                                     Content into web site
                                     -------------------------------------------------------------------------
                                     Licensee provides feedback on Production Build                 Licensee
                                     -------------------------------------------------------------------------
TRANSITION            PRODUCTION     Revised Production Build made available to Licensee               S1
                       BUILD OUT     -------------------------------------------------------------------------
                                     Declaration that Web Site is complete and ready for
                                     Quality Assurance Phase from Licensee                          Licensee
                                     -------------------------------------------------------------------------
                                     Thorough examination of entire Licensee web site for
                                     functionality, graphic quality standards compliance,
                                     browser and computing platform compliance                         S1
--------------------------------------------------------------------------------------------------------------
OPERATION                QUALITY     Implementation of changes required by QA testing results          S1
                        ASSURANCE    -------------------------------------------------------------------------
                                     Notification of Web Site Completion and provision of              S1
                                     Customer Center access.
--------------------------------------------------------------------------------------------------------------

SCHEDULE B - FEE SCHEDULE

         [Intentionally Omitted from SEC Filing]

             SCHEDULE C - LICENSEE AFFILIATES, DESIGNATED LOCATIONS

LICENSEE AFFILIATES

NONE

DESIGNATED LOCATIONS

Internet Banking System: S1 Data Center

Voice Banking System: 1st Colonial National Bank
                          1040 Haddon Ave.,
                          Collingswood, NJ 08108

               SCHEDULE F -- CUSTOMER CENTER TERMS AND CONDITIONS

1.       DEFINITIONS

1.1 LICENSEE WEB SITE. A custom web site developed by Licensor in HTML in accordance with Licensee's written specifications subject to the terms and conditions of this Agreement. The Licensee Web Site does not include any Integration Code or Third Party Products.

1.2 CUSTOMER CENTER. Licensor's proprietary dynamic, database-driven software application accessible over the Internet.

1.3 INTEGRATION CODE. Software code developed by Licensor to functionally integrate any Licensee-owned web site with the Customer Center.

1.4 PROJECT COORDINATOR. Licensor will assign a Project Coordinator who shall be Licensee's primary contact for all communications regarding the Development Services, including Change Orders and Hold Status

1.5 MILESTONES. The project milestones described in detail by deliverable, responsible party, and allotted time in the applicable Work Order.

1.6 TECHNICAL CONTACT. Licensee's designated technically qualified employee who shall be responsible for all communications to Licensor related to Licensor's performance of the Services hereunder.

1.7      WORK PRODUCT. The Licensee Web Site and Integration Code, collectively.

2.       SERVICES PROVIDED

2.1 DEVELOPMENT SERVICES. Subject to Licensee's payment of the applicable fees, Licensor will perform such design, development, programming and other services as are described in the Statement of Work set forth in the applicable Work Order attached to this Agreement (the "Development Services").

2.2 HOSTING SERVICES. The Customer Center is hosted on servers owned or operated by Licensor or by a third party for the benefit of Licensor. Subject to Licensee's payment of the applicable fees, Licensor will also host any Licensee web site such that Licensee's Customers may access and use the Customer Center via the Licensee web site subject to the following: (i) Licensor may, in its sole discretion, require that any non-Licensor created Licensee web site source code meet Licensor's requirements for security and level of functionality; and
(ii) Licensor's then-current server configuration is compatible with all components of the Licensee web site. Subject to Licensee's payment of the applicable fees, Licensee will receive: (a) 15 MB of hard drive space; (b) 3 GB of data transfer a month; and (c) Domain Name Server ("DNS") hosting. Any use of more than the above-stated hard drive space, data transfer volume and/or additional DNS hosting of domain names post-installation will result in additional fees at Licensor's then-current rates. For use of DNS hosting Licensee must identify Licensor as the Technical Contact on the DNS entry. Licensor will assist Licensee in establishing or transferring, as applicable, the DNS for any Licensor-hosted web site to Licensor, and Licensee shall pay Licensor the related DNS establishment or transfer fee. Licensee shall pay Licensor its then-current rates for the time Licensor spends reviewing the source code of the Licensee web site as described above, regardless of whether Licensor approves such code.

3.       LICENSES GRANTED

3.1 TO LICENSEE. Subject to the terms and conditions of this Agreement, Licensor grants to Licensee a non-transferable, non-exclusive license to access and use (and to permit Licensee's Customers to access and use) the Customer Center solely as integrated with the Licensee Web Site and solely for Licensee's internal use (and Licensee's Customers' personal use) in accordance with the terms of this Agreement. Licensee shall have no right to modify the Customer Center except through Licensee's use, in accordance with the applicable documentation, of any web-based administration graphical user interface software tool provided by Licensor. Subject to the terms and conditions of this Agreement, Licensor grants to Licensee a non-transferable, non-exclusive license to use the Integration Code solely for the purpose of accessing the functionality of the Customer Center through Licensee's web site. Licensee shall have no right to obtain a copy of the software code, either in object or source code form, for either the Customer Center or the Integration Code for any reason at any time. This Section 3.1 of this Agreement is not intended to prohibit potential customers from only browsing the website, provided however; that Licensee agrees that potential customers shall not have any right to make any use whatsoever of the Hosting Services either directly or indirectly.

3.2 TO LICENSOR. Licensee grants to Licensor a non-exclusive, royalty-free, worldwide license to use Licensee's trademarks, service marks, trade names, and logos, (collectively, "Marks") solely for the purpose of performing the Services. Licensee grants to Licensor a non-exclusive, royalty-free, worldwide license to the Licensee Content, as defined below, and the Licensee Web Site, to reproduce, modify, create derivative works, publicly perform and display the Licensee Content and the Licensee Web Site solely for the purpose of performing the Services. Licensee grants to Licensor a non-exclusive, fully paid-up, perpetual license worldwide to use, copy, modify, distribute, and create derivative works of the Licensee Web Site, provided that all of Licensee's Confidential Information and any Marks are removed before any such use. Solely for Licensor's marketing purposes, Licensee grants to Licensor a license to use, copy, and distribute hard-copy and live, soft-copy screenshots of only the homepage of the Licensee Web Site.

3.3 THIRD-PARTY PRODUCTS. Except as otherwise provided herein, Licensor grants to Licensee a limited, non-exclusive, non-transferable license to use the software, data, files, tools and all other materials owned and/or distributed by third parties and delivered to Licensee by Licensor in conjunction with the Customer Center in accordance with the terms and conditions of this Agreement (collectively, the "Third-Party Products") for the sole purpose of using the Work Product consistent with the terms of this Agreement. Licensee agrees to the terms and conditions with regard to Licensee's use of any Third Party Products as set forth in EXHIBIT A to this SCHEDULE F, which is incorporated herein by reference as if set forth in full. The terms of EXHIBIT A are governed by Licensor's agreement with its current content provider, and are subject to change upon written notice by Licensor to Licensee. To the extent that the terms of EXHIBIT A conflict with any other terms of this Agreement, the terms of EXHIBIT A shall control.

3.4 OTHER RIGHTS. As between the parties, all rights not expressly granted herein are reserved to Licensor including, without limitation, all rights with respect to the design, layout, user interface, look and feel, graphics (except as to graphics of Marks owned by and provided by Licensee), or other nonliteral elements or characteristics developed by or with the assistance of Licensor and incorporated into the Work Product.

4.       LICENSEE RESPONSIBILITIES

4.1 COOPERATION. Licensee shall make reasonable efforts to provide Licensor such information and access to Licensee's personnel, facilities, equipment, databases, software and other resources as are reasonably required with respect to Licensor's performance of the Services, or as Licensor may reasonably request.

4.2 DESIGNATION OF TECHNICAL CONTACT. Licensee shall provide the name of and contact information for Licensee's Technical Contact to Licensor promptly upon execution of this Agreement by Licensee.

4.3 LICENSOR DISCLAIMER LANGUAGE. Licensee must maintain on the Licensee Web Site any disclaimer or similar language as Licensor provides to Licensee, provided that such language is required either by law or by any third party and under such terms as Licensor may specify in its reasonable discretion.

4.4 USE OF CUSTOMER CENTER BY LICENSEE'S CUSTOMERS, EMPLOYEES AND SUBCONTRACTORS. As between the parties, Licensee shall be solely responsible for any misuse of the Customer Center by Licensee's Customers, employees and subcontractors in violation of this Agreement.

5.       OWNERSHIP

5.1 OWNERSHIP BY LICENSEE. As between Licensor and Licensee, all documents, text, trademarks, servicemarks, logos, photographs, video, pictures, animation, sound recordings, software, computer code and all other works of authorship provided by the Licensee (collectively, the "Licensee Content") shall at all times remain the sole property of the Licensee to the extent Licensee represents that it owns such content. Licensee is solely responsible for the accuracy of all Licensee Content. Licensee shall also own the Licensee Web Site produced by Licensor under this Agreement and for which S1 has been paid.

5.2 OWNERSHIP BY LICENSOR. As between Licensor and Licensee, other than the Licensee Content and Licensee Web Site, all documents, text, photographs, video, pictures, animation, sound recordings, software (including the Customer Center), computer code, and all other works of authorship provided by Licensor (collectively the "Licensor Content") shall at all times remain the sole property of Licensor.

5.3 THIRD-PARTY PRODUCTS. Except as otherwise described in Section 3.3, nothing herein shall cause or imply any sale, license, or other transfer of proprietary rights of or in any Third Party Products from one party to this Agreement to the other party.

5.4 PROHIBITED ACTIONS. Except as expressly authorized herein, Licensee shall not (and shall not permit any third party to): (i) copy, modify, create derivative works, reverse engineer, disassemble, distribute, license or otherwise transfer the Licensor Content; or (ii) use, rent or lease the Licensor Content to provide or allow the provision of services for third parties who are not Customers of Licensee.

6. TERM AND RENEWAL; SURVIVAL OF PROVISIONS. The initial Term of this SCHEDULE F is three (3) year from the Effective Date. Thereafter, this Schedule renews automatically for additional one-year terms, unless either party notifies the other in writing of the desire to discontinue this Schedule at least sixty
(60) days prior to any renewal date. The provisions of this Schedule, which, by their nature, are intended to survive termination or expiration hereof, shall so survive, including but not limited to Section 5.

                                    EXHIBIT A

1. License. SI hereby grants to Licensee the nonexclusive right and license solely in connection with the provision of Licensee's services, to use and view, and allow Licensee's end users to use and view, the Third-Party Data, for the purpose of making such available to Licensee's Users as part of the Web Site.

2. Ownership and Restrictions. Licensee expressly acknowledges and agrees that (a) the Third-Party Data is proprietary, third party provider thereof (the "Content Provider"), currently Inlumen, Inc., is the licensor of some of the Third-Party Data, and all Third-Party Data is subject to S1's agreements with its Content Provider and Content Provider's agreement with its Data providers ("Data Providers"); (b) S1 and/or its Data Providers retain all proprietary right, title and interest, including all intellectual property rights, in all Third-Party Data and in any materials provided to Licensee pursuant to this Agreement; (c) under no circumstances, is Licensee permitted to copy, license, sell, transfer, make available or otherwise redistribute the Third-party Data to any entity or person without the prior written permission of S1 and its Data Provider(s); and (d) Licensee and the end users of the Web Site are specifically restricted from reusing, modifying, distributing, transmitting, digitizing, encoding, databasing and/or archiving any Third-Party Data. Licensee shall use its best efforts to stop any such copying or redistribution immediately after such impermissible use becomes known, and shall immediately notify S1 of such misuse of the Third-Party Data or other violation of the restrictions set out in this Exhibit A. Licensee agrees to abide by any applicable use and/or presentation restrictions in connection with the Third-Party Data as set forth in its agreement with S1 and its Data Providers, including the reproduction and/or display of all Content Provider legal and copyright notices. Licensee also agrees to cooperate reasonably with S1 and Content Provider, so that Content Provider may provide the Third-Party Data in accordance with this Agreement.

3. Data Modification. In the event that a Data Provider agreement terminates or is amended for any reason, a Data Provider ceases to provide Third-Party Data for any reason, or Data Provider implements any other changes in the Third-Party Data, or the format, medium or form of delivery of the Third-Party Data, S1 reserves the right, in its sole discretion, to either (a) cease providing such Data Provider's Third-Party Data to Licensee; (b) alter the nature of the Third-Party Data of such Data Provider in accordance with any such amendment or change; and/or (c) provide to Licensee a reasonably equivalent substitute for the terminated Third-Party Data.

4. No Warranty. S1, CONTENT PROVIDER AND ITS DATA PROVIDERS DISCLAIM ANY AND ALL WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, RELATING TO THIS AGREEMENT, THE THIRD-PARTY DATA AND ALL PERFORMANCE HEREUNDER, INCLUDING BUT NOT LIMITED TO, ANY WARRANTY OF TITLE, NONINFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. S1, CONTENT PROVIDER AND ITS DATA PROVIDERS MAKE NO WARRANTIES REGARDING THE COMPLETENESS, ACCURACY OR AVAILABILITY OF THE THIRD-PARTY DATA.

5. Limitation of Liability. EXCEPT AS PROVIDED UNDER THE INDEMNITY PROVISION HEREUNDER, IN NO EVENT SHALL S1, CONTENT PROVIDER OR ITS DATA PROVIDERS BE LIABLE TO LICENSEE OR ANY OTHER PERSON OR ENTITY FOR ANY DIRECT, INDIRECT, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES, (INCLUDING LOSS OF REVENUES OR PROFITS OR DAMAGES ARISING FROM LOST
         DATA), UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY, ARISING OUT OF, OR RELATING IN ANY WAY TO THIS AGREEMENT OR FROM PERFORMANCE HEREUNDER, WHETHER OR NOT ANY SUCH PARTY HAD ANY KNOWLEDGE, ACTUAL OR CONSTRUCTIVE, THAT SUCH DAMAGES COULD BE INCURRED.

6. Indemnification. Licensee shall indemnify and hold harmless S1, Content Provider and its Data Providers against any claim, damages, loss, liability or expense, including attorneys fees, arising out of Licensee's use of the Third-Party Data in any way contrary to this Agreement.

                                  Page 17 of 16